UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 21, 2012

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2012, the Board of Directors of Radiant Logistics, Inc. (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into by the Company with each current and future director and executive officer of the Company. The effective date of each Indemnification Agreement for current directors and officers will be August 8, 2012. On August 21, 2012, the Company entered into an Indemnification Agreement with Jack Edwards, a director of the Company, and expects to enter into Indemnification Agreements with each of the remaining directors and the executive officers of the Company in the near future. The Board determined that such Indemnification Agreement is important to attracting and retaining qualified directors and officers to serve the best interests of the Company and its stockholders.

Under the Indemnification Agreement, and subject to the terms and conditions set forth therein, the indemnitee is entitled to be indemnified against all expenses, liability and losses actually and reasonably incurred by or on behalf of such indemnitee in connection with any claims, proceedings or other actions brought against the indemnitee as a result of such indemnitee's service to the Company to the fullest extent permitted by the Delaware General Corporation Law, other than in connection with (i) any claim for which payment has actually been made to or on behalf of such indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, (ii) proceedings initiated by the indemnitee against the Company or any of its directors or officers unless the Company has consented to the initiation of such proceeding, or (iii) a suit in which judgment is rendered against the indemnitee pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, for an accounting of profits made from the purchase or sale by the indemnitee of securities of the Company. Additionally, the Indemnification Agreement also entitles the indemnitee to the advancement by the Company of expenses incurred by such indemnitee in connection with any claim, proceeding or other action in advance of the final adjudication of any such claim, proceeding or other action, provided that the indemnitee agrees to reimburse the Company for all such advances if it shall ultimately be determined that the indemnitee is not entitled to indemnification.

The foregoing description of the Indemnification Agreement is qualified by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description

10.1	Form of Indemnification Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: August 23, 2012	By:	/s/ Alesia Pinney
Alesia Pinney
General Counsel